UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2005

CWABS, Inc. (as company under an Indenture, dated as of May 27, 2005, providing for, inter alia, the issuance of Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2)

CWABS, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-118926	95-4596514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Description of the Mortgage Pool

CWABS, Inc. (the “Registrant”) plans a series of notes, entitled Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2 (the “Notes”), to be issued pursuant to an indenture, dated as of May 27, 2005, among Encore Credit Receivables Trust 2005-2, as issuer (the “Issuer”) and The Bank of New York, as indenture trustee. The Notes to be designated as the Series 2005-2 Notes will represent non-recourse obligations of the Issuer and the property comprising the trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of fixed and adjustable rate mortgage loans secured by first and second liens on one- to four-family residential properties.

Collateral Term Sheets

Wachovia Capital Markets, LLC (“Wachovia”) has advised the Registrant that it has furnished to certain prospective purchasers of Notes certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by Wachovia. The Collateral Term Sheets were prepared by Wachovia at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01.	Financial Statements and Exhibits
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits
Exhibit No.		Description
99.1		Collateral Term Sheets (as defined in Item 8.01) that have been provided by Wachovia to certain prospective purchasers of Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CWABS, INC.

By: /s/       Ruben Avilez

Name:	Ruben Avilez
Title:	Vice President

Dated: May 20, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page

1	99	Preliminary Collateral Term Sheets	Filed Manually